Exhibit 10.1

Bright Mountain Media, Inc.

6400 Congress Avenue

Boca Raton, Florida 33487

February 8, 2023

W. Kip Speyer

[Address]

[City, State, Zip]

Dear Kip:

Reference is hereby made to that certain Employment Agreement dated April 1, 2020 by and between Bright Mountain Media, Inc. (the “Company”) and W. Kip Speyer (“Speyer” and collectively with the Company, the “Parties”). Notwithstanding anything contained in the Employment Agreement to the contrary, the Parties mutually agree that the term of the Employment Agreement shall expire on April 1, 2023. As of such date, no further compensation shall be payable to Speyer thereunder. Speyer shall continue as Chairman of the Company thereafter as an employee “at will” performing the same services or tasks on behalf of the Company as previously performed for an annual salary of $1. To the extent permissible under applicable laws and under the Company’s applicable health, dental and vision policies, the Company shall offer Speyer the same type of health, dental or vision policy coverage he previously carried through the Company (subject to any changes made by the Company but offered to all other executives and employees and subject to the terms and conditions of such policies) until his resignation or removal as Chairman pursuant to the provisions contained in the governing documents of the Company.

Speyer and the Company, as applicable, hereby agree to continue to be bound by Sections 5 (other than sub-clause F) through 9, 11, 12, 14, 19 and 21 of the Employment Agreement and any reference in the Employment Agreement to any term of employment or covering any period after his term of employment ends shall include the period of time he continues as Chairman of the Company.

[SIGNATURE PAGES FOLLOW]

If the foregoing terms and conditions are acceptable to you, please indicate your agreement to be bound by the terms of this Letter Agreement by countersigning in the space provided below and returning an executed copy to each of the undersigned.

ACCEPTED AND AGREED
ON THIS 8th DAY OF FEBRUARY 2023:

/s/ W. Kip Speyer
W. Kip Speyer

Bright Mountain Media, Inc.

By:	/s/ Matthew Drinkwater
Name:	Matthew Drinkwater
Title:	Chief Executive Officer

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